UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 28, 2016

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2016, the Board of Directors (the “Board”) of LightPath Technologies, Inc. (the “Company,” “we,” “us,” or “our”) appointed Craig Dunham to serve on the Board effective immediately. Mr. Dunham was appointed to fill a vacancy created by our Board to expand the size of our Board from seven to eight directors. Mr. Dunham will serve as a Class III director until our annual stockholders’ meeting proposed to be held in 2018, and until his successor is elected and qualified.

The Board affirmatively determined that Mr. Dunham qualifies as an independent director. Mr. Dunham has also been appointed to serve on the Audit Committee.

Mr. Dunham, age 60, previously served as a consultant to the Board beginning in May 2014 until his appointment to the Board in April 2016. Since March 2015, he has been an Operating Partner with a merger and acquisition advisory firm as well as doing business consulting. From May 2011 until March 2015, Mr. Dunham served as the Chief Executive Officer and Director of Applied Pulsed Power Inc., a pulsed power components and systems company near Ithaca, New York. From 2004 until 2011, Mr. Dunham was President, Chief Executive Officer and Director of Dynasil Corporation (NASDAQ: DYSL). He continues to be a Director at Dynasil and is a member of their audit committee. Prior to joining Dynasil, Mr. Dunham spent approximately one year partnering with a private equity group to pursue acquisitions of mid-market manufacturing companies. From 2000 to 2003, he was Vice President/General Manager of the Tubular Division at Kimble Glass Corporation. From 1979 to 2000, he held progressively increasing leadership responsibilities at Corning Incorporated (“Corning”) in manufacturing, engineering, commercial, and general management positions. At Corning, Mr. Dunham delivered results in various glass and ceramics businesses including optics and photonics businesses. Mr. Dunham earned a Bachelor of Science in Mechanical Engineering and a Master’s degree in Business Administration from Cornell University. Mr. Dunham’s expertise in executive leadership, financial, operations and management, business acumen, optics/photonics market knowledge, and knowledge of the acquisitions process, qualifies him for service as one of our directors.

There is no arrangement or understanding between Mr. Dunham and any other person pursuant to which Mr. Dunham was elected as one of our directors. We are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Dunham will be compensated for his service on our Board as generally described for all directors in our Proxy Statement for our 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 18, 2016.

A press release announcing Mr. Dunham’s appointment is attached hereto as Exhibit 99.1.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 28, 2016, the Board approved and adopted an amended and restated Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all of our employees, officers, and directors, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics consolidates the former Employee Code of Business Conduct and Ethics and the Code of Business Conduct and Ethics for Members of the Board of Directors. The amendments are intended to: (i) better conform the Code of Ethics to the requirements of Item 406 of Regulation S-K, NASDAQ Rule 5610, and current “best practices,” and (ii) improve the clarity and readability of the Code of Ethics.

The amendments include expansion or additions of certain sections of the Code of Ethics to: (i) provide additional guidance on the types of situations that may create conflicts of interests; (ii) revise the process for reporting potential conflicts of interest; (iii) provide additional guidance on the types of information that must be kept confidential; (iv) expand the obligation to protect and properly use our assets to include our proprietary information; (v) clarify the type of information that must be kept confidential; (vi) clarify the duty to promote full, fair, accurate, timely, and understandable disclosure; (vii) clarify the types of gifts that may be given or accepted; (viii) clarify the process for reporting violations or alleged violations of the Code of Ethics; (ix) authorize the Chairman of the Audit Committee to oversee all investigations of alleged violations of the Code of Ethics; (x) provide the Board with authority to take preventative or disciplinary action in the event of a violation of the Code of Ethics; and (xi) make certain other administrative and non-substantive amendments. The amendments to the Code of Ethics did not result in any explicit or implicit waiver of any provision of the Code of Ethics in effect prior to the amendments. The description of the Code of Ethics is a summary and is qualified in its entirety by reference to the Code of Ethics, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference. The Code of Ethics will also be posted on our website at www.lightpath.com

The Board also approved and adopted an amended and restated Code of Business Conduct and Ethics for Senior Financial Officers (the “Senior Financial Officer Code”), which applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, accounting manager, and persons performing similar functions (collectively, the “Senior Financial Officers”). The amendments are intended to (i) improve the clarity and readability of the Senior Financial Officer Code and (ii) better conform the Senior Financial Officer Code to current “best practices.”

The amendments include expansions or additions of certain sections of the Senior Financial Officer Code to: (i) specifically provide for the obligations of the Senior Financial Officers in performing their respective duties; (ii) clarify the situations requiring prompt disclosure to the Audit Committee; (iii) authorize the Chairman of the Audit Committee to oversee all investigations of alleged violations of the Senior Financial Officer Code; (iv) provide the Board with authority to take preventive or disciplinary action in the event of a violation of the Senior Financial Officer Code; and (v) make certain other administrative and non-substantive amendments. The amendments to the Senior Financial Officer Code did not result in any explicit or implicit waiver of any provision of the Senior Financial Officer Code in effect prior to the amendment. The description of the Senior Financial Officer Code is a summary and is qualified in its entirety by reference to the Senior Financial Officer Code, a copy of which is attached hereto as Exhibit 14.2 and incorporated herein by reference. The Senior Financial Officer Code will also be posted on our website at www.lightpath.com.

Item 8.01. Other Events

On April 28, 2016, the Board also approved and adopted (i) a Compensation Committee Charter (the “Compensation Committee Charter”), (ii) a Nominating and Corporate Governance Charter (the “Nominating Committee Charter”), and (iii) a Finance Committee Charter (the “Finance Committee Charter,” and, collectively with the Compensation Committee Charter, and the Nominating Committee Charter, the “Charters”). The approval and adoption of the Charters reflects our commitment to further enhance our corporate governance practices. Copies of the Compensation Committee Charter, Nominating Committee Charter, and Finance Committee Charter are attached hereto as Exhibits 99.2, 99.3, and 99.4, respectively, and are incorporated herein by reference. Copies will also be posted on our website at www.lightpath.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description of Exhibits
14.1*	Code of Business Conduct and Ethics

14.2*	Code of Business Conduct and Ethics for Senior Financial Officers

99.1*	Press Release dated May 3, 2016

99.2*	Compensation Committee Charter

99.3*	Nominating and Corporate Governance Committee Charter

99.4*	Finance Committee Charter

____________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: May 3, 2016	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO